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                                                                   EXHIBIT 10(f)


                   FIRST AMENDMENT TO SEVERANCE COMPENSATION
                            AND CONSULTING AGREEMENT

         This First Amendment to the Severance Compensation and Consulting Agreement dated October 4, 1996, between Parker Drilling Company and Robert L. Parker Jr. (the "Officer") is hereby amended effective July 15, 1998 as follows:

         1.       Section 2 of the Agreement shall read as follows:

                  2. Change in Control. No compensation shall be payable under this Agreement and the Officer shall not be retained as a consultant unless and until (a) there shall have been a Change in Control of the Company while the Officer is still an employee of the Company and (b) the Officer's employment by the Company thereafter shall have been terminated in accordance with Section 4 of this Agreement. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if,

                           (a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(7) of the Securities Exchange Act of 1934, as amended (the "34 Act"), except the Officer, his affiliates and associates, the Company, or any corporation, partnership, trust or other entity controlled by the Company (a "Subsidiary"), or any employee benefit plan of the Company or of any Subsidiary (each such individual, entity or group shall hereinafter be referred to as a "Person") )becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the '34 Act) of 15% or more of either
                  (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), in either case unless the Board in office immediately prior to such acquisition determines in writing within five business days of the receipt of actual notice of such acquisition that the circumstances do not warrant the implementation of the provisions of this Agreement provided, that with regard to Equitable Companies/Alliance Capital Management, the applicable percentage shall remain 20%; or

                           (b) Individuals who, as of the beginning of any twenty-four month period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the '34 Act); or


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                           (c)      Consummation by the Company of a
                  reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, immediately following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

                           (d) (i) Consummation of a complete liquidation or dissolution of the Company or (ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

                           Notwithstanding any other provision of this
                  Agreement, no Change in Control shall be deemed to have occurred for purposes of this Agreement after the date of the initial Change in Control pursuant to the provisions of Sections 2 (a), (b), (c) or (d) hereof.

         II. With the exception of the above referenced change to Section 2, the remainder of the Severance Compensation and Consulting Agreement shall remain unchanged and in full force and effect as originally executed between myself and the Company.

         Accepted and agreed to evidenced by my signature below this 13th day of August, 1998.


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Officer                                    Parker Drilling Company